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                              EXHIBIT 1
                      JOINT ACQUISITION STATEMENT
                       PURSUANT TO RULE 13d-1(f)1


The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D, as amended, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, as amended, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.


DATED:  November 2, 1998

                    GOTHAM PARTNERS, L.P.

                    By:   Section H Partners, L.P.
                          its general partner

                          By: DPB Corporation,
                              a general partner of Section H Partners, L.P.

                          By: /s/ David P. Berkowitz
                              David P. Bekowitz
                              President


                    GOTHAM INTERNATIONAL ADVISORS, L.L.C.

                          By: /s/ David P. Berkowitz
                              David P. Bekowitz
                              Senior Managing Member

                    GOTHAM PARTNERS III, L.P.

                    By:   Section H Partners, L.P.
                          its general partner

                          By: DPB Corporation,
                              a general partner of Section H Partners, L.P.

                          By: /s/ David P. Berkowitz
                              David P. Bekowitz
                              President